EXHIBIT 1.1

[# of firm shares] Shares

COLONY AMERICAN HOMES, INC.

COMMON STOCK, $0.01 PAR VALUE PER SHARE

FORM OF UNDERWRITING AGREEMENT

[pricing date]

[pricing date]

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010-3629

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

and

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Each of Colony American Homes, Inc., a Maryland corporation (the “Company”) and CAH Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with Credit Suisse Securities (USA) LLC (“Credit Suisse”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 8 hereof), for whom Credit Suisse, Morgan Stanley and Merrill Lynch are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [# of shoe shares] additional shares of Common Stock to cover overallotments, if any. The [# of firm shares] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [# of shoe shares] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

Prior to or concurrently with the closing of the sale and purchase of the Initial Securities, (i) the Company will enter into an amended and restated management agreement (the “Management Agreement”) with CAH Manager, LLC, a limited liability company formed under the laws of the state of Delaware (the “Manager”), pursuant to which the Manager will act as the manager and adviser of the Company; (ii) the Company will have completed the recapitalization transactions described in the General Disclosure Package (as defined below), including, but not limited to, the transactions described therein under the heading “History and Formation of Our Company—Recapitalization Transactions”; (iii) the Company will have executed and delivered the License Agreement and the Investment Allocation Agreement referred to in Section 1(a)(viii) hereof and the registration rights agreement referred to in the General Disclosure Package under the heading “Certain Relationships and Related Transactions—Registration Rights Agreement” (the “Registration Rights Agreement”); (iv) the Company will issue shares of restricted Common Stock, and options to purchase Common Stock, to its officers and directors, in the amounts and in the manner described in the General Disclosure Package; (v) the Operating Partnership will issue Operating Partnership Units (as defined below), including long-term incentive plan units, to certain personnel of the Manager and its affiliates, in the amounts and in the manner described in the General Disclosure Package; and (vi) the Company will amend the Related Party Transaction Policy of the Company’s board of directors to conform to the description thereof in the General Disclosure Package under the caption “[Certain Relationships and Related Transactions—Related Party Transaction Policies].” The transactions referred to in the immediately preceding sentence are herein collectively referred to as the “Transactions.” As part of the Transactions, among other things, (i) the Class A Common Stock and Class B Common Stock of the Company will be reclassified into a single class of common stock comprising the Common Stock, and the Company’s articles of incorporation will be amended and restated accordingly (as so amended and restated, the “Amended and Restated Articles of Incorporation”); (ii) the Series A, Series B and Series X units of limited partnership interests of the Operating Partnership will be reclassified into a single class of operating partnership units (the “Operating Partnership Units”); (iii) the Class B special units of limited partnership interests of the Operating Partnership will be exchanged for Operating Partnership Units; (iv) the Class A special units of limited partnership interests of the Operating Partnership will be redeemed for cash; (v) the Operating Partnership’s partnership agreement will be amended and restated to the form thereof filed as an exhibit to the Registration Statement (as defined below) (as so amended and restated, the “Operating Partnership Agreement”); and (vi) each of CSFR Parent REIT, Inc. (“CSFR Parent I”) and CSFR Parent REIT II, Inc. (“CSFR Parent II”) will, pursuant to a merger agreement (the “Merger Agreement”), merge with and into the Company in transactions pursuant to which, among other things, the outstanding capital stock of CSFR Parent I and CSFR Parent II will be exchanged for [__] shares of Common Stock. The agreements and instruments entered into or executed in connection with the Transactions (including, without limitation, the Amended and Restated Articles of Incorporation, the Operating Partnership Agreement, the Merger Agreement, the Management Agreement, the License Agreement (as defined in Section 1(a)(viii) hereof), the Investment Allocation Agreement (as defined in Section 1(a)(viii) hereof), the Registration Rights Agreement and the Related Party Transaction Policy referred to above) are herein referred to as the “Transaction Documents.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-188303), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. The Company has not received notice of any stop order issued under the 1933 Act suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times, the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) as of the Applicable Time and the information set forth on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any individual Written Testing-the-Waters Communication included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [__] [am][pm] (Eastern time) on [date] or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), each of which is specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus, each of which is specified in Schedule D hereto.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(a)(v), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this Section 1(a)(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (that information being limited to that described in the last sentence of Section 6(b) hereof).

Each preliminary prospectus delivered to the Underwriters for use in connection with the sale of the Securities complied when filed with the Commission in all material respects with the 1933 Act Regulations, and each such preliminary prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the combined consolidated statement of operations, equity and cash flows of the Company and its consolidated subsidiaries and ColFin American Investors, LLC, which is the entity that is identified in the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus as the Company’s predecessor, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The unaudited pro forma combined consolidated financial statements and the related notes thereto, and the other pro forma financial information, included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance in all material respects with the requirements of Regulation S-X under the 1933 Act, to the extent applicable, and the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein, and the pro forma columns in such financial statements reflect the proper application of these adjustments to the corresponding historical financial statement amounts. No other financial statements are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement, the Prospectus or the General Disclosure Package. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1933 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, assets or business prospects of the Company and its Subsidiaries (as defined below), considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. The Operating Partnership is a Subsidiary (as defined below) of the Company.

Each “subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (collectively, the “Subsidiaries”), other than the Operating Partnership, has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization and has full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; and each Subsidiary, other than the Operating Partnership, is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(vi) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or the 2013 Equity Incentive Plan referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock to be issued in the Transactions has been duly authorized for issuance by the Company and, at the Closing Time, will be validly issued and fully paid and nonassessable. The issuance of Common Stock in the Transactions will be in compliance with all applicable federal and state securities laws and not in contravention of any preemptive or other similar rights. Except as disclosed in the General Disclosure Package and the Prospectus, no Common Stock is reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Common Stock and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Stock or other securities of the Company.

(vii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(viii) Authorization and Enforceability of the Transaction Documents. Each of the Management Agreement, the license agreement entered into by and between the Company and Colony Capital, LLC (“Colony”) relating to the use of the “Colony” name and logo (the “License Agreement”), the amended and restated investment allocation agreement entered into between the Manager and the Company (the “Investment Allocation Agreement”), the Registration Rights Agreement, the Operating Partnership Agreement and the other Transaction Documents has been duly authorized by the Company and, if a party thereto, the Operating Partnership and, at the Closing Time, will be duly executed and delivered by the Company and, if a party thereto, the Operating Partnership and will constitute a valid and binding agreement of the Company and, if a party thereto, the Operating Partnership enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when the Securities have been issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, such Securities will be validly issued and fully paid and nonassessable; the Common Stock conforms to all statements relating thereto contained in the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The certificates to be used to evidence title to Securities will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Time and each Date of Delivery (if any), be substantially in such form.

(x) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery, performance or filing, as applicable, of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities by the Company), and compliance by the Company and the Operating Partnership with their respective obligations hereunder and thereunder, as applicable, has been duly authorized by all necessary corporate or limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the Organizational

Documents of the Company or any Subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except, in the case of clause (ii) only, for any such violation that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xi) Absence of Labor Dispute. No labor dispute exists involving any employee of the Company, any Subsidiary or the Manager nor, to the knowledge of the Company and the Operating Partnership, is any labor dispute imminent, which, in either case, would, individually or in the aggregate, result in a Material Adverse Effect.

(xii) Absence of Proceedings. Except as described in the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company and the Operating Partnership, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would, if determined adversely to the Company, result, individually or in the aggregate, in a Material Adverse Effect, or would materially and adversely affect the properties or assets of the Company or the Subsidiaries or the consummation of the transactions contemplated in this Agreement, or the performance by the Company and the Operating Partnership of their respective obligations hereunder.

(xiii) Accurate Disclosure. The statements in the General Disclosure Package and the Prospectus under the headings “Summary—Our Management Agreement,” “Summary—REIT Qualification/Tax Status,” “Summary—Restrictions on Ownership of Our Stock,” “Business—Conflicts of Interest and Related Policies,” “Business—Regulation,” “Our Manager and the Management Agreement—Management Agreement,” “Our Manager and the Management

Agreement—Reimbursement of Expenses,” “Our Manager and the Management Agreement—‘Colony’ License Agreement,” “Our Manager and the Management Agreement—Potential Internalization of Management,” “Our Management—Executive and Director Compensation,” “Our Management—Limitation of Liability and Indemnification,” “History and Formation of Our Company—Formation Transactions,” “Certain Relationships and Related Transactions,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Description of the Operating Partnership Agreement,” “U.S. Federal Income Tax Considerations,” “ERISA Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required.

(xv) No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xvi) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would, individually or in the aggregate, result in a Material Adverse Effect.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Transaction Documents, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as may be required by the New York Stock Exchange (“NYSE”) or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xviii) Absence of Manipulation. None of the Company, the Operating Partnership or any of their respective affiliates has taken, or will take, directly or indirectly, any action designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xix) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business proposed in the General Disclosure Package and the Prospectus to be conducted by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect.

(xx) Property; Related Matters. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Operating Partnership holds, directly or indirectly through its wholly owned subsidiaries, good and marketable title to all real property described in the General Disclosure Package and the Prospectus as owned by it and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon (individually, a “Property,” and, collectively, the “Properties”), and the Company and the Subsidiaries have good and marketable title to all other properties, if any, owned by them, in each case, free and clear of all mortgages, deeds of trust, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such Property or property by the Company or any Subsidiary; and no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect.

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership knows of any violation of any municipal, state, federal or homeowners’ association law, rule or regulation concerning any Property, except as would not, individually or in the aggregate, result in a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither the Company nor any of the Subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, individually or in the aggregate, have a Material Adverse Effect.

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.

To the knowledge of the Company and the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxi) Leases. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Operating Partnership or one of its wholly owned subsidiaries (or, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company’s joint venture with Fannie Mae) holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”). Other than the Leases, none of the Company, the Operating Partnership or the other Subsidiaries have entered into any agreements that, individually or in the aggregate, would materially affect the value of the Properties as a whole or would, individually or in the aggregate, materially interfere with the use made and proposed to be made of the Properties as a whole by the Company. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Operating Partnership nor any of its subsidiaries, nor, to the Operating Partnership’s knowledge, any other party to any Lease, is or, upon consummation of the Transactions, will be in breach or default of any such Lease; (ii) to the Operating Partnership’s knowledge, no event has occurred or has been threatened in writing, that, with or without the passage of time or the giving of notice, or both, would, individually or in the aggregate, constitute an event of default under any Lease or would permit the termination, modification or acceleration under such Lease; and (iii) each of the Leases is valid and binding and in full force and effect, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(xxii) Investment Company Act. The Company is not required, and upon the consummation of the Transactions and the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus, the Company will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiii) Environmental Laws. Except as described in the Registration Statement and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiv) Registration Rights. There are no persons with registration rights or other similar rights to have the offer and sale of any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except pursuant to the Registration Rights Agreement.

(xxv) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the Company’s inception, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated). The Company has established “disclosure controls and procedures” (as defined in Rule 13a-15 under the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time period specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement.

(xxvii) Payment of Taxes. All material United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed in a timely manner, and all such tax returns are correct and complete in all material respects, and all taxes shown by such returns or otherwise due and payable have been paid, except taxes and assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed in a timely manner all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and all such tax returns are correct and complete in all material respects, except insofar as the failure to file such returns would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company and the Subsidiaries have paid all material taxes due, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax deficiency has been asserted in writing against the Company or any Subsidiary, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would have, individually or in the aggregate, a Material Adverse Effect.

(xxviii) Insurance. As of the Closing Time, the Company and the Subsidiaries will be entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as are customary in the business in which they are engaged, and all such insurance will be in full force and effect. Neither the Company nor the Operating Partnership has any reason to believe that it or any Subsidiary will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied. Without limiting the generality of the foregoing, each of the Company and the Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(xxix) Statistical and Market-Related Data. All statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate in all material respects.

(xxx) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any Subsidiary has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and the Subsidiaries and, to the knowledge of the Company and the Operating Partnership, their respective affiliates have conducted their businesses in compliance with the FCPA.

(xxxi) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Operating Partnership with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(xxxii) OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiii) Prior Sales of Common Stock and Operating Partnership Units. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock or equity interests convertible into, or exercisable or exchangeable for, Common Stock and the Operating Partnership has not sold, issued or distributed any Operating Partnership Units.

(xxxiv) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2012, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(xxxv) Approval of Listing. The Securities have been approved for listing on the NYSE, subject to notice of issuance.

(xxxvi) No Equity Awards. Except for grants which are subject to consummation of the offering or are otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity a stock option or other equity-based award to purchase common stock of the Company, pursuant to an equity-based compensation plan or otherwise.

(xxxvii) Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xxxviii) Issuance of Restricted Stock. The shares of restricted Common Stock to be issued to the Company’s directors and officers and certain personnel of the Manager, as described in the Registration Statement, the General Disclosure Package and the Prospectus, have been duly authorized, and, when issued and delivered, and the consideration therefor is received by the Company, will be validly issued, fully paid and nonassessable, and the issuance of such shares will not be subject to any preemptive or similar rights. The issuance and sale by the Company of such shares of restricted Common Stock are exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws.

(xxxix) No Restrictions on Distributions. Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no Subsidiary is currently prohibited from paying any dividends or distributions directly or indirectly to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets directly or indirectly to the Company or any other Subsidiary.

(xl) Units. Each series of units of partnership interests of the Operating Partnership conforms as to legal matters to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Immediately after giving effect to the Transactions, all outstanding units of limited partnership interests of the Operating Partnership will be duly authorized, validly issued, fully paid and nonassessable and will have been issued and sold in compliance with all applicable federal and state securities laws and not in contravention of any preemptive or other similar rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are, and, after giving effect to the Transactions, there will be, no outstanding (a) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (b) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible, exchangeable or redeemable securities or obligations or (c) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible, exchangeable or redeemable securities or obligations or any such warrants, rights or options. After giving effect to the Transactions, (x) the outstanding partnership interests of the Operating Partnership will consist of [            ] Operating Partnership Units and [55,000,000] AGP Units and (y) the aggregate percentage interests of the Company, the limited partners and the associate general partner in the Operating Partnership will be as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xli) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

(xlii) Testing-the-Waters Communications. Neither the Company nor the Operating Partnership has (i) engaged in any Testing-the-Waters Communication or (ii) authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below). “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a “written communication” within the meaning of Rule 405 under the Securities Act.

(xliii) No Ratings. No “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act, has issued any rating as to any securities of or guaranteed by the Company or any Subsidiary.

(b) Representations and Warranties by the Manager. The Manager represents and warrants to each Underwriter, as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. The information regarding the Manager and Colony in the sections entitled “Summary—Our Company,” “Summary—Our Manager,” “Summary—Our Management Agreement,” “Summary—Conflicts of Interest,” “Business—Our Company,” “Business—Our Manager,” “Business—Conflicts of Interest and Related Policies,” “Our Manager and the Management Agreement” and “Certain Relationships and Related Transactions” in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Manager Package”) is true and correct in all material respects.

(ii) Good Standing of the Manager. The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Manager is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(iii) Absence of Defaults and Conflicts. The Manager is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which it may be bound, or to which any of the property or assets of the Manager is subject (collectively, “Manager’s Agreements and Instruments”), except for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Management Agreement by the Manager and compliance by the Manager with its obligations hereunder and thereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, the Manager’s Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Manager or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations, except, in the case of clause (ii) only, for any such violation that would not, individually or in the aggregate, result in a Material Adverse Effect.

(iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(v) Authorization and Enforceability of Management Agreement and the Investment Allocation Agreement. Each of the Management Agreement and the Investment Allocation Agreement has been duly authorized by the Manager and, at the Closing Time, will be duly executed and delivered by the Manager and will constitute a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(vi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations under this Agreement, the Management Agreement or the Investment Allocation Agreement except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or as may be required by FINRA.

(vii) Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Manager with respect to the Company now conducted or proposed in the General Disclosure Package and the Prospectus to be conducted by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(viii) Employment; Non-Competition; Nondisclosure. The Manager has not been notified that any of its executive officers or key employees named in the General Disclosure Package (each, a “Company-Focused Professional”) plans to terminate his or her employment with the Manager or Colony, as the case may be. Neither the Manager nor, to the knowledge of the Manager, any Company-Focused Professional is subject to any non-compete, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix) Absence of Manipulation. The Manager has not taken, and will not take, directly or indirectly, any action designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x) Absence of Proceedings. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) now pending, or, to the knowledge of the Manager, threatened against or affecting the Manager that, if determined adversely to the Manager, would, individually or in the aggregate, have a Material Adverse Effect.

(xi) Access to Resources. The Manager will have access to the personnel and other resources of Colony necessary for the performance of the duties of the Manager set forth in the Management Agreement and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xii) Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii) Internal Controls. The Manager intends to operate under the Company’s system of internal accounting controls in order to provide reasonable assurances that (A) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(xiv) Testing-the-Waters Communications. The Manager has not (i) engaged in any Testing-the-Waters Communication; (ii) authorized anyone to engage in Testing-the-Waters Communications; or (iii) distributed any Written Testing-the-Waters Communications.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company, the Operating Partnership or the Manager delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Operating Partnership or the Manager, as applicable, to each Underwriter as to the matters covered thereby.

2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [# of shoe shares] shares of Common Stock at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 8 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates, if any, for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

3. Covenants of the Company, the Operating Partnership and the Manager.

(a) Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenants with each Underwriter as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission, and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, make every reasonable effort to obtain the lifting thereof as soon as possible.

(ii) Filing of Amendments and 1934 Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company will give the Representatives notice of its intention to make any filings pursuant to the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) from the execution of this Agreement to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered) under the 1933 Act in connection with sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required (or but for the exception afforded by Rule 172 would be required to be delivered) by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time following the issuance of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(vi) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Representatives, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed that shall satisfy the provisions of Section 11(a) of the 1933 Act.

(viii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(ix) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the NYSE.

(x) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, neither the Company nor the Operating Partnership will, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing (except for a registration statement on Form S-8 relating to the Company’s 2013 Equity Incentive Plan) or (ii) enter into any swap or any other agreement or any transaction that transfers, by the Company, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock or other securities issued or options to purchase Common Stock granted pursuant to the 2013 Equity Incentive Plan referred to in the Prospectus or (C) any shares of Common Stock or partnership units in the Operating Partnership issued or otherwise delivered in connection with the recapitalization transactions described in the Prospectus, including, but not limited to, the transactions described therein under the heading “History and Formation of Our Company—Recapitalization Transactions.”

(xi) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered) under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(xii) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “Issuer Free Writing Prospectus,” or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(xiii) Absence of Manipulation. Except as contemplated herein or in the General Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(xiv) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless and until the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(xv) Sarbanes-Oxley. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(xvi) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the 1933 Act and (b) completion of the 180-day period referred to in Section 3(a)(x).

(b) Covenants of the Manager. The Manager covenants with each Underwriter that the Manager will not take, directly or indirectly, any actions designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

4. Payment of Expenses.

(a) Expenses. The Company and the Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, except that the lodging, airfare and incidental expenses of employees of the Underwriters shall be the responsibility of the Underwriters, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE. Except as explicitly provided in this Section 4(a), Section 4(b) and Section 6, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 7 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Manager contained herein as of the date hereof, the Applicable Time, the Closing Time and each Date of Delivery (if any), or in certificates of any officer of the Company, the Operating Partnership or the Manager delivered pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Manager of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for the Company. At the Closing Time, the Representatives shall have received an opinion and negative assurance letter, dated as of the Closing Time, of Clifford Chance US LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter (which may be included in one document) for each of the other Underwriters, substantially to the effect set forth in Exhibit B-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Tax Opinion. At the Closing Time, the Representatives shall have received a tax opinion, dated as of the Closing Time, of Clifford Chance US LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit B-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Maryland Opinion. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Hogan Lovells US LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e) Opinion of Counsel for Underwriters. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Time, with respect to the incorporation of the Company, the validity of the Securities delivered on such Closing Time, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Hogan Lovells US LLP referred to in Section 5(d) above. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Manager and certificates of public officials.

(f) Company Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, assets or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate, dated as of the Closing Time, of the chief executive officer, president or vice president of the Company, on behalf of the Company for itself and in its capacity as general partner of the Operating Partnership, and the chief financial or chief accounting officer of the Company, on behalf of the Company for itself and in its capacity as general partner of the Operating Partnership, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Operating Partnership in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(g) Manager Officer’s Certificate. The Representatives shall have received a certificate of the chief executive officer, president or vice president of the Manager (or persons having equivalent functions) of the Manager, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Manager in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule E hereto.

(m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company, the Operating Partnership and the Manager contained herein and the statements in any certificates furnished by the Company, the Operating Partnership or the Manager hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Company Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer, president or vice president of the Company, on behalf of the Company for itself and in its capacity as general partner of the Operating Partnership, and the chief financial or chief accounting officer of the Company, on behalf of the Company for itself and in its capacity as general partner of the Operating Partnership, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii) Manager Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer, president or vice president of the Manager and the chief financial officer (or persons having equivalent functions) of the Manager confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. An opinion of Clifford Chance US LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Tax Opinion. A tax opinion of Clifford Chance US LLP, counsel for the Company and the Manager, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Maryland Opinion. An opinion of Hogan Lovells US LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Opinion of Counsel for Underwriters. The favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vii) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(n) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section hereof shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1 and 6 shall survive any such termination and remain in full force and effect.

6. Indemnity and Contribution. (a) Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the General Disclosure Package or any amendment or supplement thereto, any “issuer free writing prospectus” as defined in Rule 433(h) under the 1933 Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act, any “road show” as defined in Rule 433(h) under the 1933 Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. Each of the Company and the Operating Partnership agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, their respective directors, officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the General Disclosure Package or any amendment or supplement thereto, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto or any Written Testing-the-Waters Communication. The Company and the Operating Partnership hereby agree that such information consists solely of the following: the statements in the [third, seventh, ninth and eleventh] paragraphs under the caption “Underwriting” in the Registration Statement, the General Disclosure Package and the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; and (iii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth in the table on the cover of the Prospectus. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e) The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company, the Operating Partnership or the Manager contained in, or pursuant to, this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the Operating Partnership, the Manager or any of their respective officers or directors or any person controlling the Company, the Operating Partnership or the Manager and (iii) acceptance of and payment for any of the Securities.

7. Termination. The Representatives may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Time, (i) except as disclosed in the General Disclosure Package (as amended or supplemented through the time of execution of this Agreement), there has been a material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, the effect of which makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus, (ii) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (v) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus. Notwithstanding anything herein to the contrary, Sections 1, 4 and 6 shall survive any termination of this Agreement pursuant to this Section 7 and shall remain in full force and effect.

8. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Company, the Operating Partnership or the Manager.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement, or, in the case of a Date of Delivery occurring after the Closing Time, that does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; and if to the Company shall be delivered, mailed, transmitted or sent to 2450 Broadway, 6th Floor, Santa Monica, California 90404, facsimile: 310-407-7416, Attention: Ronald M. Sanders.

10. Research Analyst Independence. Each of the Company, the Operating Partnership and the Manager acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and that such Underwriters’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. Each of the Company, the Operating Partnership and the Manager acknowledges that each of the Underwriters is a full service securities firm and, as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership, the Manager and their respective successors and, to the extent provided in Section 6, the controlling persons, affiliates, directors and officers referred to in Section 6. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership, the Manager and their respective successors and the controlling persons, affiliates, directors and officers referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Manager and their respective successors, and said controlling persons, affiliates, directors and officers and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

12. No Advisory or Fiduciary Relationship. Each of the Company, the Operating Partnership and the Manager acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership or the Manager, or their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, the Operating Partnership or the Manager with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Operating Partnership or the Manager on other matters), and no Underwriter has any obligation to the Company, the Operating Partnership or the Manager with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company or the Manager, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company, the Operating Partnership and the Manager has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) by and among the Company, the Operating Partnership, the Manager and the Underwriters, or any of them, with respect to the subject matter hereof.

14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership, the Manager and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

16. Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Operating Partnership and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Underwriters, the Company, the Operating Partnership and the Manager in accordance with its terms.

Very truly yours, COLONY AMERICAN HOMES, INC.

By:
Name:
Title:

CAH OPERATING PARTNERSHIP, L.P.

By:
Name:
Title:

CAH MANAGER, LLC

By:
Name:
Title:

Accepted as of the date hereof

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Acting severally on behalf of themselves and the

            several Underwriters named in Schedule A

            hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name: Title:

SCHEDULE A

Underwriter	Number of Initial Securities To Be Purchased
Credit Suisse Securities (USA) LLC	[___]
Morgan Stanley & Co. LLC	[___]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[___]
FBR Capital Markets & Co.	[___]
Zelman Partners LLC	[___]

Total:	[# of firm shares]

The price per share of Securities to be paid by each Underwriter: $[            ].

SA-1

SCHEDULE B

Information in the General Disclosure Package Other Than the Statutory

Prospectus and the Issuer General Use Free Writing Prospectuses

1.	The initial public offering price per share for the Securities is $[__].

2.	The number of Initial Securities and Option Securities is [__] and [__], respectively.

SB-1

SCHEDULE C

Issuer General Use Free Writing Prospectuses

[None]

SC-1

SCHEDULE D

Issuer Limited Use Free Writing Prospectuses

[None]

SD-1

SCHEDULE E

Persons and Entities to Execute Lock-Up Agreements

SE-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

                    , 2013

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010-3629

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

and

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC (“Credit Suisse”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A of the Underwriting Agreement referred to below (collectively, the “Underwriters”), for whom Credit Suisse, Morgan Stanley and Merrill Lynch are acting as representatives (in such capacity, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Colony American Homes, Inc. (the “Company”), CAH Operating Partnership, L.P. and CAH Manager, LLC, providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). To induce the Underwriters to participate in such public offering to continue their efforts in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during a period (“Lock-Up Period”) of [Insert for persons, other than the Company’s independent directors, receiving equity grants from the Company in connection with the offering contemplated by the Underwriting Agreement: “360”][Otherwise, insert: “180”] days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

The following transfers by the undersigned of Lock-Up Securities may be made without the prior written consent of the Representatives, but only to the extent each transferee agrees (other than in the case of any transfer pursuant to clause (e) below) to be bound in writing by the terms of this lock-up agreement prior to such transfer, and only if (other than in the case of any transfer pursuant to clause (e) below) no filing by any party (donor, donee, transferor or other transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period):

(a)	any transfer of any Lock-Up Securities by gift, will or intestacy to a family member, affiliate or trust; or

(b)	any distribution to limited partners, members, stockholders or other equity holders of the undersigned; or

(c)	any transfer to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or any of its affiliates; or

(d)	any delivery to the Company, in connection with the exercise of warrants or options granted to the undersigned pursuant to the Company’s 2013 Equity Incentive Plan as described in the registration statement for the Offering (the “2013 Plan”) of securities deliverable upon such exercise, which delivery is in satisfaction of the payment of the exercise price of such warrants or options; or

(e)	any transfer of Lock-Up Securities to the Company to pay any tax withholding obligations incurred by the undersigned in connection with the vesting of securities or the exercise of any convertible securities issued pursuant to the 2013 Plan to the undersigned.

[To be inserted for [list entities]: “Furthermore, the undersigned may sell, dispose of or otherwise transfer shares of Common Stock of the Company acquired by the undersigned, without the prior written consent of the Representatives, if, in the opinion of counsel for the undersigned reasonably acceptable to the Representatives, such sale, disposition or transfer is necessary to (i) prevent a violation or breach by the undersigned of federal securities laws or (ii) preserve the undersigned’s status as a Real Estate Investment Trust (“REIT”) as defined in Section 856 of the Internal Revenue Code of 1986, as amended; provided, however, that (x) such permissible sale, disposition or transfer shall be limited to that number of shares of Common Stock of the Company as is necessary to prevent such violation or breach or to preserve REIT status; and (y) the undersigned shall not have been able, after using commercially reasonable efforts, to prevent such violation or breach or to preserve REIT status by means other than the sale, disposition or transfer of Common Stock.”]

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective by July 30, 2013, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of any Securities to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement (it being understood, for the avoidance of doubt, that a termination of the Underwriting Agreement with respect solely to the payment for and delivery of any Securities as to which the Underwriters have exercised any over-allotment option granted to them pursuant to the Underwriting Agreement shall not release the undersigned from any obligations under this lock-up agreement).

Very truly yours,

(Name)

(Address)

EXHIBIT B-1

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF CLIFFORD

CHANCE US LLP

[Intentionally Omitted]

B1-1

EXHIBIT B-2

FORM OF TAX OPINION OF CLIFFORD CHANCE US LLP

[Intentionally Omitted]

B2-1

EXHIBIT C

FORM OF OPINION LETTER OF HOGAN LOVELLS US LLP

[Intentionally Omitted]

C-1